                                                              EXHIBIT 21.1

                       SUBSIDIARIES OF AMETEK, INC.

                                                 STATE OR OTHER      PERCENTAGE OF
                                                 JURISDICTION OF   VOTING SECURITIES
         NAME OF SUBSIDIARY AND NAME            INCORPORATION OR     OWNED BY ITS
        UNDER WHICH IT DOES BUSINESS              ORGANIZATION     IMMEDIATE PARENT*
        ----------------------------           ------------------- -----------------
AFIMO S.A.M. ................................  Monaco                    100%
AmeSpace, Inc. ..............................  Delaware                  100%
  AMETEK Aerospace Products, Inc. ...........  Delaware                  100%
   John Chatillon & Sons, Inc. ..............  New York                  100%
    Chatillon Delaware, Inc. ................  Delaware                  100%
AMETEK (Bermuda) Ltd. .......................  Bermuda                   100%
AMETEK (Canada) Inc. ........................  Canada                    100%
AMETEK (FSC), Inc. ..........................  U.S. Virgin Islands       100%
AMETEK GmbH .................................  Germany                   100%
  AMETEK Precision Instruments Europe
   G.m.b.H. .................................  Germany                   100%
AMETEK IMTSA, S.A. de C.V. ..................  Mexico                    100%
AMETEK Lamb Motores de Mexico, S.A. de C.V. .  Mexico                    100%
AMETEK Mexicana, S.A. .......................  Mexico                    100%
AMETEK Precision Instruments France, SARL....  France                    100%
AMETEK Precision Instruments (UK) LTD .......  England                   100%
  AMETEK Filters Limited.....................  England                   100%
APIC International S.A. .....................  France                    100%
  APIC Filter, G.m.b.H. .....................  Germany                    55%
EMA Corporation..............................  Delaware                  100%
  AMETEK Holdings B.V. ......................  Netherlands               100%
    AmeKai Hong Kong.........................  Hong Kong                  50%
    AMETEK Denmark A/S.......................  Denmark                   100%
    AMETEK Elektromotory CR S.R.O. ..........  Czech Republic             95%
    AMETEK (Italia) S.r.l. ..................  Italy                     100%
    AMETEK Singapore Private Limited.........  Singapore                 100%
      AMEKAI SINGAPORE PTE LTD...............  Singapore                  50%
        AmeKai Meter (Xiamen) Co., Ltd. .....  China                     100%
      AmeKai Taiwan Co., Ltd. ...............  Taiwan                     50%
      AMETEK Motors Asia Pte Ltd. ...........  Singapore                 100%
        AMETEK Motors (Shanghai) Co., Ltd. ..  China                     100%
  AMETEK Holdings (UK) Limited...............  England                   100%
    Lloyd Instruments Limited................  England                   100%
      Lloyd Instruments S.A. ................  France                    100%
      Erichsen Pruftechnik Wuppertal GmbH ...  Germany                   100%
  Neue Elektromotoren G.m.b.H.--Schleusingen.  Germany                   100%
  WEBAK B.V. ................................  Netherlands               100%

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* Exclusive of directors' qualifying shares and shares held by nominees as required by the laws of the jurisdiction of incorporation.